EXHIBIT 99.1

            Ultratech Announces Third Quarter 2004 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Ultratech Inc. (NASDAQ:UTEK) today announced unaudited results for the three- and nine-month periods ended October 2, 2004.
    For the third quarter of fiscal 2004, Ultratech reported net sales of $32.4 million compared to $26.5 million during the third quarter of 2003. Ultratech's net income for the third quarter of 2004 was $2.8 million or $0.12 per share (diluted) compared to net income of $3.2 million or $0.13 per share (diluted) for the same quarter last year.
    For the first nine months of 2004, Ultratech reported net sales of $81.5 million compared to net sales of $73.3 million in the first nine months of 2003. Ultratech posted net income of $1.1 million or $0.04 per share (diluted) during the first nine months of 2004, compared to net income of $4.3 million or $0.18 per share (diluted) in the first nine months of 2003.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "Ultratech posted strong results in the third quarter achieving good sequential growth in revenue, as well as a return to profitability. We continued to see strength in the advanced packaging market due to our ability to offer our customers what we believe to be the industry's most comprehensive offering of lithography solutions for 150-, 200- and 300-mm advanced packaging manufacturing environments."
    "During the quarter, we also experienced continued momentum in our laser processing business as evidenced by additional orders we received during the quarter," continued Zafiropoulo. "By combining the power of our LP technology with the productivity, reliability and extendibility benefits of our new Unity platform, we are providing our customers with a leading-edge tool that is designed to meet their most aggressive thermal processing requirements for multiple device generations."
    At October 2, 2004, Ultratech had $161 million in cash, cash equivalents and short-term investments and a current ratio of 5.9:1. Working capital was $172 million and stockholders' equity was $8.14 per share based on 23,800,568 shares outstanding on October 2, 2004.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, October 21, 2004. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available two hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 23, 2004. You may access the telephone replay by dialing 800-642-1687, or 706-645-9291 for international participants, and entering access code 1232331.

    Profile

    About Ultratech: Ultratech Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as lengthy and costly development cycles for advanced lithography and laser-processing technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; expiration of licensing arrangements, and the resulting adverse impact on Ultratech's licensing revenues; high degree of industry competition; pricing pressures and product discounts; changes in pricing by Ultratech, its competitors or suppliers; intellectual property matters; cyclicality in the semiconductor and nanotechnology industries; customer concentration; market acceptance of new products and enhanced versions of Ultratech's existing products; international sales; lengthy sales cycles, including the timing of system installations and acceptances; changes to financial accounting standards; timing of new product announcements and releases by Ultratech or its competitors; ability to volume produce systems and meet customer requirements; mix of products sold; rapid technological change and the importance of timely product introductions; dependence on new product introductions and commercial success of any new products; outcome of litigation; sole or limited sources of supply; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; ability and resulting costs to attract or retain sufficient personnel to achieve Ultratech's targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon Ultratech achieving and maintaining profitability and the market price of Ultratech's stock; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on Ultratech's business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2003, and its Quarterly Report on Form 10-Q filed for the quarter ended July 3, 2004.


                            ULTRATECH INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                          Oct. 2          Dec. 31,
(In thousands )                            2004           2003(a)
---------------------------------     --------------   --------------
ASSETS                                 (Unaudited)

Current assets:
---------------------------------
     Cash, cash equivalents, and
      short-term investments               $161,487         $165,902
     Accounts receivable                     20,284            9,398
     Inventories                             22,782           19,037
     Income taxes receivable                     --              349
     Prepaid expenses and other
      current assets                          1,988            2,099
---------------------------------     --------------   --------------
Total current assets                        206,541          196,785

Equipment and leasehold
 improvements, net                           18,913           18,481

Intangible assets, net                          190              476

Demonstration inventories, net                5,192            3,071

Other assets                                  2,499            1,935
---------------------------------     --------------   --------------

Total assets                               $233,335         $220,748
=================================     ==============   ==============


---------------------------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY

Current liabilities:
---------------------------------
     Notes payable                           $7,900           $2,564
     Accounts payable                        12,829            7,729
     Deferred product and
      services income                         4,317            1,088
     Deferred license income                  1,969            4,752
     Other current liabilities                7,822           10,151
---------------------------------     --------------   --------------
Total current liabilities                    34,837           26,284

Other liabilities                             4,844            3,725

Stockholders' equity                        193,654          190,739
---------------------------------     --------------   --------------

Total liabilities and
 stockholders' equity                      $233,335         $220,748
=================================     ==============   ==============

(a) The balance sheet as of December 31, 2003, has been derived from the audited financial statements at that date.


                            ULTRATECH INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                  ------------------------------------
                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
(In thousands, except              Oct. 2   Sept. 27  Oct. 2  Sept. 27
 per share amounts)                 2004      2003     2004     2003
--------------------------------- --------- -------- -------- --------
Total net sales(b)                 $32,393  $26,544  $81,501  $73,308
Total cost of sales                 16,183   12,831   42,058   39,637
--------------------------------- --------- -------- -------- --------
Gross profit                        16,210   13,713   39,443   33,671
Operating expenses:
   Research, development, and
    engineering                      6,478    5,544   18,936   15,718
   Amortization of intangible
    assets                              96       96      286      286
   Selling, general, and
    administrative                   7,433    6,362   21,680   16,628
   Restructure of operations            --       --       --     (114)
--------------------------------- --------- -------- -------- --------
Operating income (loss)              2,203    1,711   (1,459)   1,153
Interest expense                       (36)    (112)     (91)    (235)
Interest and other income, net         864    1,117    2,680    3,289
--------------------------------- --------- -------- -------- --------
Income before tax                    3,031    2,716    1,130    4,207
Income taxes (benefit)                 186     (524)      24      (79)
--------------------------------- --------- -------- -------- --------
Net income                          $2,845   $3,240   $1,106   $4,286
--------------------------------- --------- -------- -------- --------
Earnings per share -- basic:
   Net income                        $0.12    $0.14    $0.05    $0.19
   Number of shares used in
    per share calculations --
    basic                           23,764   23,010   23,704   22,870
Earnings per share -- diluted:
   Net income                        $0.12    $0.13    $0.04    $0.18
   Number of shares used in
    per share calculations --
    diluted                         24,044   25,144   24,769   23,883
--------------------------------- --------- -------- -------- --------

(b)Systems Sales                   $24,936  $19,308  $61,355  $54,059
   Parts Sales                       3,359    3,424    8,420    8,515
   Service Sales                     3,171    2,885    8,943    7,951
   License Sales                       927      927    2,783    2,783
--------------------------------- --------- -------- -------- --------
    Total Sales                    $32,393  $26,544  $81,501  $73,308
--------------------------------- --------- -------- -------- --------

    CONTACT: Ultratech Inc., San Jose
             Bruce Wright or Laura Rebouche, 408-321-8835